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                                                                    EXHIBIT 99.2




                               CONSENT OF DIRECTOR




The Board of Directors
Universal Document Management Systems, Inc.


The undersigned hereby consents to serve on the Board of Directors of Universal Document Management Systems, Inc. and consents to reference in the registration statement on Form S-1 of Universal Document Management Systems, Inc. to his or her name and qualifications for such position as director.



                                                       /s/   Vince Rinaldi
                                                       -------------------------
                                                             Vincent Rinaldi

Cincinnati, Ohio
   [date]